Filed in the Office of	Business Number C12337-2001
F V Aguilar	Filing Number 20243950376
Secretary of State State Of Nevada	Filed On 3/28/2024 12:51:00 PM
	Number of Pages 1

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Pluri Inc. Entity or Nevada Business Identification Number (NVID): C12337-2001
2. Document:	Name of document with inaccuracy or defect: Certificate of Change
3. Filing Date:	Filing date of document which correction is being made: March 28, 2024
4. Description:	Description of inaccuracy or defect: The Certificate of Change incorrectly omitted an effective date and time.
5. Correction:	Correction of inaccuracy or defect: Section 7 should read as follows: Effective date and time: Date: April 1, 2024 Time: 12:01 am EST
6. Signature: (Required)	X [signature] **Signature** March 28, 2024 Date

This form must be accompanied by appropriate fees.